            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form 40-F) of Stantec Inc. (the Company) of our report dated February 11, 2005 (except for notes 20 and 21 which are as of May 5, 2005), with respect to the consolidated financial statements of the Company for the year ended December 31, 2004 included in Amendment No. 2 to the Registration Statement (Form F-4, No. 333-124748) and related Prospectus of the Company, filed with the Securities and Exchange Commission.



Edmonton, Canada                                           /s/ Ernst & Young LLP
August 3, 2005                                             Chartered Accountants